Exhibit 99.1

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF PENNSYLVANIA

RICHARD DELIO, on behalf of himself and all others similarly situated,	Civil Action No.

Plaintiff, -against-	CLASS ACTION COMPLAINT FOR VIOLATIONS OF THE FEDERAL SECURITIES LAWS

WORLD HEALTH ALTERNATIVE, INC., RICHARD E. McDONALD, MARC D. ROUP, JOHN C. SERCU, and DASZKAL BOLTON LLP,	JURY TRIAL DEMANDED

Defendants.

INTRODUCTION

1. This is a securities fraud class action brought on behalf of all purchasers of the Common Stock of World Health Alternatives, Inc. (“World Health” or the “Company”) between June 26, 2003 and August 19, 2005, inclusive (the “Class Period”) for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §78j(b) and §78t(a), and Rule 10b-5, 17 C.F.R. §240.10b-5 promulgated thereunder by the United States Securities and Exchange Commission (“SEC”).

2. Defendants engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents.

3. World Health’s stated growth strategy was of “growth by acquisition,” which enabled World Health to use its high stock price as currency to acquire smaller companies to fuel its growth.

4. Due to the Company’s artificially inflated stock price resulting from Defendants’ materially false and misleading statements, the Company’s executives illegitimately earned millions of dollars by exercising stock options.

5. Each of the Defendants either knew or recklessly disregarded that the statements and omissions described below herein were false and misleading; that such statements would adversely affect the integrity of the market for World Health securities; and that such statements would deceive investors into purchasing World Health securities at artificially inflated prices.

JURISDICTION AND VENUE

6. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. §§1331 and 1337, and Section 27 of the Exchange Act, 15 U.S.C. §78aa.

7. This action arises under Section 10(b) of the Exchange Act, 15 U.S.C. §78j(b), and SEC Rule 10b-5 promulgated thereunder, 17 C.F.R. §240.10b-5.

8. Venue is proper in this district pursuant to Section 27 of the Exchange Act, 15 U.S.C. §78aa, and 28 U.S.C. §1391(b) and (c). Substantial acts in furtherance of the alleged fraud and/or its effects have occurred within this district and Defendants conduct substantial business in this district.

9. In connection with the acts and omissions alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications and the facilities of the national securities markets.

PARTIES

10. Plaintiff Richard Delio purchased World Health securities during the Class Period as set forth in the accompanying certification, which is incorporated herein by reference, and was damaged thereby as set forth herein.

11. World Health is a Florida corporation with principal offices located at 777 Penn Center Blvd., Suite 111, Pittsburgh, PA 15235. The Company’s principal activity is to provide healthcare staffing services to hospitals and other healthcare facilities. It operates under the name MedTech Medical Staffing, which provides their clients with staffing solutions through either temporary or permanent placements of healthcare personnel. Its healthcare staffing business is comprised of nurse staffing and doctorate-level staffing. World Health has provided such staffing services to over 1,000 healthcare facilities in 6 states and the District of Columbia and operates sales offices in Pennsylvania, Ohio and Florida.

12. Defendant Richard E. McDonald (“McDonald”) was, at all relevant times until his resignation on August 16, 2005, the Company’s President and Chairman of the Board of Directors. McDonald also served as the Company’s Chief Executive Officer (“CEO”) from June 23, 2004 until his resignation on August 16, 2005. Additionally, McDonald served as the Company’s Principal Financial and Accounting Officer until July 13, 2005 when Bruce C. Hayden was named as World Health’s Chief Financial Officer (“CFO”).

13. Defendant Marc D. Roup (“Roup”) was employed by the Company as its CEO and a member of the Board of Directors from February 20, 2003 until his resignation on June 23, 2004.

14. Defendant John C. Sercu (“Sercu”) has been employed by the Company as its Chief Operating Officer since May of 2004. On August 16, 2005, following the resignation of McDonald, the Company appointed Sercu as its interim President and CEO. According to a Form 8-K filed with the SEC on June 23, 2004, Sercu also assumed the role left vacant by Roup’s resignation, apparently, however, without assuming the formal title of CEO.

15. Defendants named in paragraphs 12-14 are referred to collectively herein as the “Individual Defendants”.

16. As alleged herein, each Defendant acted with scienter in that Defendants knew or acted with reckless disregard for the fact that the public documents and statements issued or disseminated in the name of the Company were materially false and misleading, and reflected fictitious and phony bookkeeping entries which Defendants personally created, and/or falsehoods of which Defendants had first-hand knowledge; knew or recklessly disregarded that such statements or documents would be issued or disseminated to the investing public; and knowingly or recklessly, materially participated or acquiesced in the issuance or dissemination of such statements or documents as primary violations of the federal securities laws.

17. As set forth elsewhere herein in detail, the Individual Defendants, by virtue of their receipt of information reflecting the true facts regarding World Health, their control over, and/or receipt and/or modification of the Company’s alleged materially misleading misstatements and/or their associations with the Company which made them privy to confidential proprietary information concerning World Health, participated in the fraudulent scheme alleged herein.

CLASS ACTION ALLEGATIONS

18. Plaintiff brings this action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(3) on behalf of a class (the “Class”), consisting of all persons who purchased the Common Stock of World Health during the Class Period and who were damaged thereby. Excluded from the Class are Defendants, the officers and directors of the Company at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which Defendants have or had a controlling interest.

19. The members of the Class are so numerous that joinder of all members is impracticable. Throughout the Class Period, World Health had approximately 46.88 million shares of Common Stock outstanding that were actively traded on the Over-the-Counter Bulletin Board (“OTC-BB”). While the exact number of Class members is unknown to Plaintiff at this time and can only be ascertained through appropriate discovery, Plaintiff believes that there are hundreds or thousands of members in the proposed Class. Record owners and other members of the Class may be identified from records maintained by World Health or its transfer agent and may be notified of the pendency of this action by mail, using the form of notice similar to that customarily used in securities class actions.

20. Plaintiff’s claims are typical of the claims of the members of the Class as all members of the Class are similarly affected by Defendants’ wrongful conduct in violation of federal law that is complained of herein.

21. Plaintiff will fairly and adequately protect the interests of the members of the Class and has retained counsel competent and experienced in class and securities litigation.

22. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

(a) whether the federal securities laws were violated by Defendants’ acts as alleged herein;

(b) whether statements made by Defendants to the investing public during the Class Period misrepresented material facts about the business and operations of World Health; and

(c) to what extent the members of the Class have sustained damages and the proper measure of damages.

23. A class action is superior to other available methods for the fair and efficient adjudication of this controversy since joinder of all members of the Class is impracticable. Furthermore, as the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class to individually redress the wrongs done to them. Plaintiff anticipates no unusual difficulties in the management of this action as a class action.

24. Plaintiff will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine in that: Defendants made public misrepresentations or failed to disclose material facts during the Class Period; such omissions and misrepresentations were material; the securities of the Company traded in an efficient market; the misrepresentations and omissions alleged would tend to induce a reasonable investor to misjudge the value of the Company’s securities; and Plaintiff and the other members of the Class purchased the Company’s securities between the time the Defendants failed to disclose or misrepresented material facts and the time the true facts were disclosed, without knowledge of the omitted or misrepresented facts.

25. Based upon the factors set forth herein, Plaintiff and the other members of the Class are entitled to the presumption of reliance upon the integrity of the market.

SUBSTANTIVE ALLEGATIONS

26. World Health’s growth strategy had been one of “growth by acquisition”. Growth by acquisition enabled World Health to use its artificially high stock price as currency to acquire small companies to fuel growth.

27. Throughout the Class Period, World Health acquired at least fourteen (14) separate companies. In all but three (3) of these deals, World Health issued restricted common stock as part of the financing package to fund the acquisitions. In the aggregate, the Company ultimately issued at least millions and millions of shares and assumed liability to possibly issue up to $30,000,000.00 more in restricted common stock in another deal with an unnamed California-based medical staffing company. The sheer number and value of all of World Health’s acquisitions and the associated issuances of stock necessitated that the Individual Defendants issue materially false and misleading statements so as to ensure that the Company’s stock price would remain artificially inflated. At artificially inflated prices, the Company would not have to issue as many shares as it would have to if the stock was trading at its true value.

28. Due to the high stock price resulting from the Individual Defendants’ materially false and misleading statements, the Company’s executives illegitimately earned millions of dollars by exercising stock options. According to documents filed with the SEC, Defendant Roup earned $2,030,500 on the sale of 474,800 shares during the Class Period.

29. During the Class Period, Defendants materially misled the investing public, thereby inflating the price of World Health common stock, by publicly issuing false and misleading statements and omitting to disclose material facts necessary to make Defendants’ statements, as set forth herein not false and misleading. Said statements and omissions were materially false and misleading in that they failed to disclose material adverse information and misrepresented the truth about the Company, its business and operations, as detailed herein.

30. At all relevant times, the material misrepresentations and omissions particularized in this Complaint directly or proximately caused or were a substantial contributing cause of the damages sustained by Plaintiff and other members of the Class. As described herein, during the Class Period, Defendants made or caused to be made a series of materially false or misleading statements about World Health’s earnings. These material misstatements and omissions created in the market an unrealistically positive assessment of World Health and its prospects and operations, thus causing the Company’s common stock to be overvalued and artificially inflated at all relevant times. Defendants’ materially false and misleading statements during the Class Period resulted in Plaintiff and other members of the Class purchasing the Company’s common stock at artificially inflated prices, thus leading to their losses when the illusion was revealed, and the market was able to accurately value the Company.

World Health Completes Reverse Merger with Better Solutions, Inc.

31. On February 26, 2003, the Company filed with the SEC a Form 8-K (the “February 26 Form 8-K”). The February 26 Form 8-K stated in part:

On February 20, 2003, we completed our acquisition of 100% of the outstanding common stock of Better Solutions, Inc. from its two shareholders, Marc D. Roup and Richard E. McDonald, in exchange for newly issued shares of our common stock. As a result of the transaction:

•	Better Solutions, Inc. became our wholly owned subsidiary;

•	Our previous officers and directors, Edward Siceloff and Joseph Prugh, resigned all positions they held with us;

•	Richard E. McDonald became our President, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors;

•	Marc D. Roup became our Chief Executive Officer and Director;

•	We issued 16,500,000 shares of our common stock, which represents approximately 41% of our common stock, to Richard E. McDonald;

•	We issued 16,500,000 shares of our common stock, which represents

•	approximately 41% of our common stock, to Marc D. Roup;

•	As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc D. Roup and Richard E. McDonald, a change in the voting control of our common stock occurred;

•	Edward Siceloff, our prior president and director, retired 39,500,000 of the 40,003,000 shares held by him after which he held 503,000 shares of our common stock;

•	Joseph Prugh, our prior director, retired 8,000,000 of the 8,006,000 shares held by him after which he held 6,000 shares of our common stock;

•	Better Solutions, Inc.’s medical staffing business became integrated into our business.

32. Better Solutions, Inc. (“Better Solutions” or “BSI”) used a reverse-merger with the already publicly-trading World Health to avoid the higher degree of SEC scrutiny that would have been received for an initial public offering.

33. On June 26, 2003, the Company issued a press release (the “June 26 Press Release”) over Business Wire. The June 26 Press Release stated in part:

World Health Alternatives, Inc. announced today that … its common stock has begun trading on the OTC Bulletin Board under the ticker symbol “WHAI”.

34. Once McDonald and Roup assumed leadership of the newly publicly-traded World Health, they were able to commence their acquisition spree. In order to do so, however, McDonald and Roup had to ensure that World Health’s stock price would increase and remain at artificially inflated prices. To achieve this end, the Defendants repeatedly filed documents with the SEC and issued numerous press releases containing materially false and misleading statements.

World Health Primes the Market for Positive Second Quarter 2003 Financial Results

35. On July 1, 2003, World Health issued a press release to provide guidance as to its 2003 earnings per share. When speaking to the Company’s financial performance, McDonald stated:

“Our revenues are up 33% percent so far this year from revenues over the same period last year, and our new offices in Cleveland and Boca Raton are beginning to produce positive results after only 6 months of operation. In 2001 and 2002, we produced earnings per share of 6 cents and 7 cents, respectively. Based on these trends and using the same earnings per share percentages, we could hit 15 to 18 cents earnings per share by the end of this year. Opening additional corporate offices and selling franchises should also increase our revenues.” . . . “One of the great things about BSI is that it was profitable long before it was acquired by World Health. BSI’s business and expansion plans demonstrate its continued commitment to improving its financial performance. Simply put, our business, which matches qualified medical personnel to a client’s existing needs, is unique because we don’t have inventories and we never have to make an investment in personnel without some return. ‘Projects then people’ has been, and will remain, a guiding approach to running the medical staffing business.”

36. On July 8, 2003, the Company issued a press release entitled “World Health Alternatives, Inc.’s MedTech Division Achieves All-time Sales Record for JUNE with Closing of New Contracts”. The article stated in part:

World Health Alternatives, Inc.’s (“World Health”) MedTech Division, which provides medical staffing services to the healthcare industry, has acquired key contracts with an estimated yearly value of $1.3 million that should positively affect World Health’s revenues in 2003 and beyond.

Announcement of Second Quarter 2003 Financial Results

37. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on August 13, 2003, and a Quarterly Report on Form 10-QSB (the “August 13, 2003 Form 10-QSB”) filed with the SEC and disseminated to the investing public on August 13, 2003 contained false or misleading statements. The August 13, 2003 Form 10-QSB was signed and certified by McDonald and Roup, with McDonald listed as President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors, and with Roup listed as CEO and a member of the Board of Directors.

38. Having primed the investing public for blockbuster financial results, World Health issued a press release on August 13, 2003 entitled “Increased Sales and Profits in Second Quarter 2003” (the “August 13, 2003 Press Release”). The August 13, 2003 Press Release stated in part:

The Company reported that sales for the quarter increased by 25% to $842,000 from the $674,000 recorded during the three months ended June 30, 2002.

For the three months ended June 30, 2003, gross profit was up 41% to $332,000 compared with $236,000 in the same period the prior year. The increase is due to the higher revenues and additional permanent placement fees received in the current quarter. As a percentage of sales, gross profit increased 4.5% to 39.5% for the three months ended June 30, 2003 from 35.0% for the three months ended June 30, 2002...

39. The August 13, 2003 Form 10-QSB also stated that the company had adequate internal controls:

As of June 30, 2003, an evaluation was performed under the supervision and with the participation of our management, including our Chief Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation, our management, including our Chief Executive Officer and Principal Financial Officer, concluded that our disclosure controls and procedures were effective as of June 30, 2003. There have been no significant changes in our internal controls or in other factors that could significantly affect internal controls subsequent to June 30, 2003.

40. The statements contained in the August 13, 2003 Press Release and the August 13, 2003 Form 10-QSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World

Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with Generally Accepted Accounting Principles (“GAAP”).

World Health Primes the Market for Positive Third Quarter 2003 Financial Results

41. On September 4, 2003, the Company issued a press release (the “September 4, 2003 Press Release”) entitled “WHAI US: Expects Record Breaking Quarter”. The September 4, 2003 Press Release quoted McDonald as stating:

“The results for the quarter so far, and the extrapolations we are making from those, show that we are on track to break records.”

“For the quarter ending September 30, 2003, we expect an increase in revenues from hourly consulting services to be approximately 31%, and a 70% increase in permanent fees and conversion fees (payments made to World Health Alternatives when a consultant is hired full-time by the client) versus the third quarter of 2002. We further anticipate that the current quarter will beat the revenue record of our previous best quarter by 8%,”

“We are on target for an approximate 18% increase in gross profit in the third quarter of 2003 over the same period in the year before, which is about 3% better than the best quarter in the history of the Company. Net profit could more than double in the quarter ending September 30, 2003, compared with the same period last year.”

Announcement of Third Quarter 2003 Financial Results

42. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on October 30, 2003 (the “October 30, 2003

Press Release” and a Quarterly Report on Form 10-QSB on October 29, 2003 (the “October 29, 2003 Form 10-QSB”) filed with the SEC and disseminated to the investing public beginning on October 29, 2003 contained false or misleading statements. The October 29, 2003 Form 10-QSB was signed and certified by McDonald and Roup, with McDonald listed as President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors, and with Roup listed as CEO and member of the Board of Directors.

43. The October 30, 2003 Press Release repeated the financial results first reported in the October 29, 2003 Form 10-QSB and stated in part:

Gross Profit Soars 113% on Increased Business. Management Anticipates Continued Growth in Record 4th Quarter.

Sales for the third quarter of 2003 climbed 38% to $946,000 from $686,000 in sales for the same period in 2002.

Gross profit for 2003’s third quarter reached $460,000, which is approximately 113% higher than the $217,000 for 2002’s third quarter. As a percentage of sales, gross profit stood at 48.7% in third quarter 2003, 17.2% higher than the 31.5% seen in third quarter 2002.

Operating income increased to $186,000 for the third quarter of 2003, up from $326 in the same period prior year. The higher result is attributable to a combination of the Company’s increased revenues and gross margins and management’s recent cost containment efforts.

44. The statements contained in the October 30, 2004 Press Release and the October 29, 2004 Form 10-QSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with GAAP.

Announcement of Fourth Quarter 2003 and Fiscal Year 2003 Financial Results

45. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on March 25, 2004 (the “March 25, 2004 Press Release”) filed with the SEC on a Form 8-K and disseminated to the investing public beginning on March 25, 2004 and an Annual Report on Form 10-KSB disseminated to the investing public on April 20, 2004 (the “April 20, 2004 Form 10-KSB”) filed with the SEC and disseminated to the investing public beginning on April 20, 2004 following the filing of a Form 12b-25 with the SEC that notified the investing public of the Company’s inability to timely file its Annual Report contained false or misleading statements. The April 20, 2004 Form 10-KSB was signed and certified by McDonald and Roup, with McDonald listed as President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors, and with Roup listed as CEO and member of the Board of Directors.

46. Speaking to the Company’s Fourth Quarter 2003 performance, the March 25, 2004 Press Release stated in part:

The Company’s sales for the fourth quarter were $962,000, which was a 19% increase over the fourth quarter sales in 2002 of $809,000.

Gross profits for the fourth quarter of 2003 rose to $490,000, an increase of 49% over the fourth quarter of 2002. As a percentage of sales, gross profit for the fourth quarter reached 50.9%, which was 10.2% higher than the 40.7% realized in the fourth quarter of 2002.

Operating income more than doubled to $296,000 in the fourth quarter of 2003, up from $113,000 in the fourth quarter of 2002. This 162% increase is attributable to a combination of increased revenues and margins and a decrease of 11% in selling, marketing and administrative expenses in the fourth quarter that resulted from cost containment measures.

Net income was $226,000 in the fourth quarter of 2003 as compared to $95,000 for the prior quarter, representing an increase of 138%. Earnings per share for the fourth quarter were $0.01 on a weighted average of 34,918,990 shares.

47. McDonald was quoted in the March 25, 2004 Press Release as stating:

I am proud of the record showing we made in the fourth quarter of 2003, and particularly pleased that we were able to complete our first acquisition. The combination of Superior’s $5,508,000 in annualized revenues in 2003 and our $3,693,000 in revenues in that year would make us one of the largest specialized medical staffing companies in Western Pennsylvania.

48. Speaking to the Company’s Fiscal Year 2003 performance, the March 25, 2004 Press Release stated in part:

Sales climbed 32% to $3,693,000 for the year ended 2003 versus $2,796,000 in sales for the same period in 2002.

Gross profit for the year ended 2003 reached approximately $1,600,000, which is 58% higher than the total in 2002 of $1,015,000. As a percentage of sales, gross profit rose to 43.3% in 2003, representing a 7% increase over the 36.3% realized in 2002.

49. Roup was quoted in the March 25, 2004 Press Release as stating:

We performed well in 2003 considering the significant total amount of one-time expenses that we incurred during the year in an effort to position the Company to maximize its future profits and growth potential. The absence of these expenses in 2004, the size of our business now that Superior Staffing is a part of it, and our strong performance in the fourth quarter all point to a bright 2004.

50. The April 20, 2004 Form 10-KSB also stated that the company had adequate internal controls:

We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Principal Financial Officer, of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures as of December 31, 2003 were effective to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

There have been no material changes in our internal controls over financial reporting or in other factors that could materially affect, or are reasonably likely to affect, our internal controls over financial reporting during the quarter ended December 31, 2003.

51. The statements contained in the March 25, 2004 Press Release and the April 20, 2004 Form 10-KSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with GAAP.

Announcement of First Quarter 2004 Financial Results

52. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on May 17, 2004 (the “May 17, 2004 Press Release” and a Quarterly Report on Form 10-QSB on May 17, 2004 (the “May 17, 2004 Form 10-QSB”) filed with the SEC and disseminated to the investing public beginning on May 17, 2004 contained false or misleading statements. The May 17, 2004 Form 10-QSB was signed and certified by McDonald and Roup, with McDonald listed as President, Principal Financial Officer,

Principal Accounting Officer and Chairman of the Board of Directors, and with Roup listed as CEO and member of the Board of Directors.

53. The May 17, 2004 Press Release repeated the financial results reported in the May 17, 2004 Form 10-QSB and stated in part:

Sales and Gross Profits Soar As Operating Loss Narrows

Sales for the quarter ended March 31, 2004 reached $1.68 million, up 78% from $943,000 for the same period in 2003. Management credits the increase to the sales made by Superior Staffing Solutions, Inc., which World Health acquired in December 2003.

Gross profit for the quarter ended March 31, 2004 more than doubled to $665,000, compared to $317,000 for the same quarter in 2003.

54. The May 17, 2004 Form 10-QSB also stated that the company had adequate internal controls:

As of the end of the period covered by this report, the Company carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. This evaluation was done under the supervision and with the participation of the Company’s Principal Executive Officer and Principal Financial Officer. Based upon that evaluation, the Principal Executive Officer and Principal Financial Officer concluded that the Company’s disclosure controls and procedures are effective in gathering, analyzing and disclosing information needed to satisfy the Company’s disclosure obligations under the Exchange Act.

There were no significant changes in the Company’s internal controls or in other factors that could significantly affect those controls since the most recent evaluation of such controls.

55. The statements contained in the May 17, 2004 Press Release and the May 17, 2004 Form 10-QSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with GAAP.

Announcement of Second Quarter 2004 Financial Results

56. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on August 16, 2004 (the “August 16, 2004 Press Release” and a Quarterly Report on Form 10-QSB on August 23, 2004 (the “August 23, 2004 Form 10-QSB”) ultimately filed with the SEC and disseminated to the investing public beginning on August 23, 2004 after the Company filed a Form NT 10-Q notifying the investing public of its inability to timely file contained false or misleading statements. The August 23, 2004 Form 10-QSB was signed and certified by McDonald and Roup, with McDonald listed as President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors, and with Roup listed as CEO and member of the Board of Directors.

57. The August 16, 2004 Press Release stated the same financial results later reported in the August 23, 2004 Form 10-QSB and stated in part:

WORLD HEALTH ALTERNATIVES, INC. ANNOUNCES RECORD

SECOND QUARTER

AND HALF-YEAR FINANCIAL RESULTS

All Business Entities Produce Over $10 Million In Second Quarter Revenues

Actual Sales Up 560% Over Second Quarter of 2003

Gross Profit Remains High With Integration of New Businesses

Actual sales for the Company for the quarter ended June 30, 2004, reached approximately $5.6 million, up 560% from $842,000 for the same period in 2003.

Gross profit for the quarter ended June 30, 2004, hit approximately $1.75 million, which was an increase of 427% when compared to $332,000 for the same quarter in 2003.

The Company estimates that its earnings before deductions for interest, depreciation, amortization and taxes for the three months ended June 30, 2004, was $438,897, or $0.02 per share, which is a $430,180 increase over the same period in 2003.

58. The August 23, 2004 Form 10-QSB also stated that the company had adequate internal controls:

We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Principal Financial Officer, of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures as of June 30, 2004 were effective to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

There have been no material changes in our internal controls over financial reporting or in other factors that could materially affect, or are reasonably likely to affect, our internal controls over financial reporting during the quarter ended June 30, 2004.

59. McDonald was quoted in the August 16, 2004 Press Release as stating:

Our top-line growth has been substantial and our margins have remained strong.

If we assume, on a pro forma basis, that the three business acquisitions in the second quarter of 2004 had been consummated on January 1, 2004, the Company estimates it would have realized sales of $23.8 million in the first half of 2004 versus $18.6 million in the first half of 2003. We also estimate that we would have realized pro forma income of $275,461 for the first half of 2004 versus a loss of $2,610,375 for the first half of 2003, and pro forma earnings before deductions for interest, depreciation, amortization and taxes for the six months ended June 30, 2004 of $2,021,492, or $0.07 per share.

Based on the progress World Health has made in integrating its acquisitions and in growing its business organically, I am comfortable projecting third quarter 2004 revenue of $13 million to $17 million and earnings of 6 to 8 cents per fully diluted share.

60. The statements contained in the August 16, 2004 Press Release and the August 23, 2004 Form 10-QSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with GAAP.

Roup Resigns

61. On June 23, 2004, the Company issued a press release stating that Roup resigned from his position as CEO (the June 23, 2004 Press Release”). The June 23, 2004 Press Release stated in part:

On June 23, 2004, Marc D. Roup resigned from his position as World Health Alternatives, Inc.’s (the “Company”) Chief Executive Officer and from the Company’s Board of Directors. Mr. Roup has been the Company’s Chief Executive Officer and a Director on a full-time basis since February 20, 2003. Mr. Roup has decided to pursue other endeavors outside of the staffing industry and has no disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Roup’s role with the Company has already been transitioned to John Sercu, who joined the Company in May 2004, and will hold the position of Chief Operating Officer.

62. Due to the high stock price resulting from World Health’s growth by acquisition strategy and the Individual Defendants’ materially false and misleading statements, the Company’s executives illegitimately earned millions of dollars by exercising stock options. According to a Form 4 filed with the SEC on July 15, 2004, Roup earned $902,000.00 on the sale of 275,000 shares. Then on October 10, 2004 and according to a Form 4 filed with the SEC, Roup earned $596,000.00 on the sale of 57,800 shares. Finally, according to a Form 4 filed with the SEC on January 7, 2005, Roup earned $532,500.00 on the sale of 142,000 shares. As such, Roup earned an aggregate of $2,030,500.00 from exercising options during the Class Period.

Announcement of Third Quarter 2004 Financial Results

63. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on November 22, 2004 (the “November 22, 2004 Press Release” and a Quarterly Report on Form 10-QSB on November 22, 2004 (the “November 22, 2004 Form 10-QSB”) ultimately filed with the SEC and disseminated to the investing public beginning on November 22, 2004 after the Company filed a Form NT 10-Q notifying the investing public of its inability to timely file contained false or misleading statements. The November 22, 2004 Form 10-QSB was signed and certified by McDonald, listing him as CEO, President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors.

64. The November 22, 2004 Press Release stated the same financial results reported in the November 22, 2004 Form 10-QSB and stated in part:

World Health Alternatives, Inc. Reports Quarterly Profits and Soars to New Highs in Revenues, EBITDA and Gross Profits in Third Quarter and Nine Month Financial Results

•	Company Expects 2005 Revenues to Exceed $200 Million

•	Gross Profit in Third Quarter Rises 114% Over Last Quarter as Acquisition Integrations Continue

•	Travel Nurse Solutions Reaches Approximately $5 Million in Sales in Third Quarter

•	Sales Increase Over 100% Versus Second Quarter

Sales for the Company for the three month period ended September 30, 2004 reached $10,543,872, up 1015% from $945,761 for the same three month period ended September 30, 2003.

Gross profit for the three month period ended September 30, 2004, reached approximately $3,746,828, or 35.5%, which was an increase of 714% when compared to $460,491 for the same quarter in 2003.

65. McDonald was quoted in the November 22, 2004 Press Release as stating:

Our top-line growth has climbed substantially for the second quarter in a row, enabling us to achieve, in a short period of time, a position as one of the top ten specialized medical staffing companies in the country. Since the last reporting period, we have successfully completed two more acquisitions, which we expect to add approximately $109 million to the Company’s revenues over the next fiscal year.

Mr. McDonald also noted, “In light of the two acquisitions we completed since the end of the third quarter, the recent reduction of our debt and debt service obligations, and our intent to continue seeking out accretive acquisition candidates, we believe we will increase profitability and surpass $200 million in revenue over the 2005 fiscal year.

66. The November 22, 2004 Form 10-QSB also stated that the company had adequate internal controls:

We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Principal Financial Officer, of the effectiveness of our disclosure controls and procedures, as defined in Rules I3a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures as of September 30, 2004 were effective to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

There have been no material changes in our internal controls over financial reporting or in other factors that could materially affect, or are reasonably likely to affect, our internal controls over financial reporting during the quarter ended September 30, 2004.

67. The statements contained in the November 22, 2004 Press Release and the November 22, 2004 Form 10-QSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with GAAP.

World Health Primes the Market for Positive Fourth Quarter 2004 and Fiscal Year 2004 Financial Results

68. On January 20, 2005, the Company issued a press release (the “January 20, 2005 Press Release”). The January 20, 2005 Press Release stated in part:

Company Expects Record Fourth Quarter 2004 Revenues of

Approximately $30 Million on Pro Forma Basis

World Health Alternatives, Inc. . . . announced today that it expects the fourth quarter for the fiscal year ended December 31, 2004, to be its strongest yet. The Company anticipates that its fourth quarter revenues for all businesses on a pro forma basis (meaning the Company is treating the acquisition transactions initiated in the fourth quarter as if they had been completed at the start of the quarter) will be approximately $30 million, and expects to achieve a 12% profit on those revenues at the operating level. Additionally, World Health indicates that it expects to earn $0.50 to $0.55 net per share in 2005. The Company expects to record revenues during 2005 of at least $200 million. There can be no assurances that the projected net per share earnings or revenues in 2005 will be achieved.

69. The January 20, 2005 Press Release quoted McDonald as stating:

We expect great things for the Company in 2005, and the foundation for our success will always be driven by our principle of doing the right thing for our clients and our consultants. We expect to double the number of consultants in the field by the end of 2005, which should help us to surpass the $200 million in revenue we expect to achieve for our existing business in 2005.

Mr. McDonald also said, “On the $200 million in revenue that we expect to achieve in 2005, we anticipate achieving a 34% gross profit margin on billable services. That gross profit margin would be an increase over the gross profit margin that the Company’s combined operating divisions had at the end of the fourth quarter of 2004, which was approximately 32%. We also expect to improve our net margins by 1% or 2% through additional efficiencies and improved utilization of shared resources. The Company plans to use the cash generated from profits to continue its acquisition and organic growth strategy. Overall, we are pleased with the Company’s overall financial and operating position at this time and believe that we are well positioned to take full advantage of the profit generating capabilities of our current operations throughout 2005.” No assurances can be given that the Company will achieve the estimated revenue for 2005 or that such revenue will generate the expected excess cash or gross profit margin.

Announcement of Fourth Quarter 2004 and Fiscal Year 2004 Financial Results

70. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on March 29, 2005 (the “March 29, 2005 Press Release” and a Quarterly Report on Form 10-KSB on April 15, 2005 (the “April 15, 2005 Form 10-KSB”) ultimately filed with the SEC and disseminated to the investing public beginning on April 15, 2005 after the Company filed a Form NT 10-K notifying the investing public of its inability to timely file contained false or misleading statements. The April 15, 2005 Form 10- KSB was signed and certified by McDonald, listing him as CEO, President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors.

71. The March 29, 2005 Press Release stated the same financial results later reported in the April 15, 2005 Form 10-KSB and stated in part:

•	Fourth Quarter Sales Increase 114% Versus Third Quarter Sales

•	Company Expects First Quarter 2005 Earnings of $.08 to $.10 Per Share on Revenues of $39 Million to $42 Million

Sales for the Company for the three month period ended December 31, 2004, reached $22,553,603, up 2244% from $962,337 for the same three month period ended December 31, 2003.

Gross profit for the three month period ended December 31, 2004, reached $3,928,592, which was an increase of 802% when compared to $489,712 for the fourth quarter in 2003.

For the year ended December 31, 2004, actual sales were $40,339,739, compared with $3,693,337 for 2003. Gross profit was $10,242,997, or 25%, in the year ended December 31, 2004, up from $1,599,794 in 2003.

72. The statements contained in the March 29, 2005 Press Release and the April 15, 2005 Form 10-KSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with GAAP.

Announcement of First Quarter 2005 Financial Results

73. The financial statements and results of operations reported by World Health in a press release disseminated to the investing public on May 12, 2005 (the “ May 12, 2005 Press Release” and a Quarterly Report on Form 10-QSB on May 16, 2005 (the “May 16, 2005 Form 10-QSB”) contained false or misleading statements. The May 16, 2005 Form 10-QSB was signed and certified by McDonald, listing him as CEO, President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors.

74. The May 12, 2005 Press Release stated the same financial results later reported in the May 16, 2005 Form 10-QSB and stated in part:

World Health Alternatives, Inc. Reports Record Revenue of $40.5 Million in First

Quarter 2005; Company Reiterates Guidance for 2005: Revenue of

Approximately $200 Million; EPS $0.50-$0.55.

Highlights for the quarter included:

•	First Quarter Revenues Increased 11% Versus Fourth Quarter 2004 Revenues Due to Organic Growth

•	All Divisions Combined Produced $40.5 Million in First Quarter Revenues

•	Company Produced $4.6 million in Earnings Before Interest, Depreciation and Amortization

•	Gross Margins Improved to 28.4% of First Quarter Revenue

•	Net Margins Hit 8.9% and Sales, Marketing and Administrative Expenses Decreased to 19.3% of Revenue.

75. The statements contained in the May 12, 2005 Press Release and the May 16, 2005 Form 10-QSB were false and misleading because the Defendants knew or recklessly disregarded that the Company was engaged in a scheme to artificially inflate the value of World Health stock by recording discrepancies in the amount of the Company’s shares outstanding, manipulating financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, underpaying certain tax liabilities in excess of $4 million, and submitting irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents. Based upon this, the Company’s financial statements were not reported in accordance with G.AA.P.

World Health Begins to Acknowledge its False Finances

76. On August 16, 2005 at 6:02 AM, World Health issued a press release (the “August 16, 2005 Press Release”) over the Dow Jones newswire. The August 16, 2005 Press Release stated in part:

World Health ... announced today that Mr. Richard E. McDonald has resigned from his position as the Company’s President and Chief Executive Officer....

The Company’s Board of Directors has appointed Mr. John Sercu, the Company’s Chief Operating Officer, as its interim President and Chief Executive Officer. Mr. Sercu has been responsible for formulating and executing the Company’s business strategies and overseeing its daily operations since joining the Company as COO in May 2004.

77. The Company also announced that it will file with the Securities and Exchange Commission (the “SEC”) a Form 12b-25, notifying the SEC that the Company’s quarterly report on Form 10-QSB for the period ending June 30, 2005, which was due to be filed on August 15, 2005, could not be filed within the prescribed time period. The date on which the Company will release its second quarter financial results and host the associated conference call and webcast will be announced at a future date.

78. Following the issuance of the August 16, 2005 Press Release, World Health’s stock plunged over 32%, or $1.12 per share, from its closing price of $3.46 on the previous day to $2.34. The Company’s stock traded as low as $2.22 during intraday trading on August 16, 2005. On the same day, trading volume in the Company’s stock increased to 13,407,293 shares from an approximate average of 850,000 shares per day, or nearly 16 times more than the average volume.

79. On August 17, 2005, World Health’s stock price dropped another $0.47 to $1.87 per share on volume of 8,821,055 shares, or more than 10 times the average volume.

80. Then on August 19, 2005 at 10:22 AM, World Health issued a press release (the “First August 19, 2005 Press Release”) over the Dow Jones newswire. The First August 19, 2005 Press Release stated in part:

World Health … announced today that it was taking action to suspend trading as a result of certain issues that have come to light following the recent departure of its chief executive officer, Richard E. McDonald. The company is commencing an independent investigation and has hired independent counsel.

81. After the close of market on August 19, 2005 at 5:17 PM, World Health issued another press release (the “Second August 19, 2005 Press Release”) over the Dow Jones newswire. The Second August 19, 2005 Press Release stated in part:

WORLD HEALTH ALTERNATIVES, INC.

COMMENCES INVESTIGATION

World Health … announced today that, following the recent departure of former Chief Executive Officer, Richard E. McDonald, the Company is investigating issues that include, but may not be limited to, apparent discrepancies in the amount of the Company’s shares outstanding, financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, the underpayment of certain tax liabilities in excess of $4 million, and irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents.

The Company has retained outside counsel, and the Board of Directors has retained special counsel to conduct an investigation into the discrepancies. The amounts at issue could change as the investigation continues. Since the Company’s stock is traded on the OTC Bulletin Board, the Company does not have the authority to suspend trading of its stock.

The Company has also terminated its engagement with Daszkal Bolton LLP, its outside auditing firm, and will begin a search for a new auditing firm. It is expected that the Company’s prior financial reports will be restated.

82. On August 19, 2005, World Health’s stock plummeted from a closing price of $1.85 per share on August 18, 2005 to $0.49 on volume of 32,052,032, or nearly 38 times the average daily volume.

NO SAFE HARBOR

83. The statutory safe harbor provided for forward-looking statements under certain circumstances does not apply to any of the allegedly false statements pleaded in this complaint. Many of the specific statements pleaded herein were not identified as A forward-looking statements” when made. To the extent there were any forward-looking statements, there were no meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the purportedly forward-looking statements. Alternatively, to the extent that the statutory safe harbor does apply to any forward-looking statements pleaded herein, Defendants are liable for those false forward-looking statements because at the time each of those forward-looking statements was made, the particular speaker knew that the particular forward-looking statement was false, and/or the forward-looking statement was authorized and/or approved by an executive officer of World Health who knew that those statements were false when made.

COUNT I

Violation of Section 10(b) of The Exchange Act and

Rule 10b-5 Promulgated Thereunder Against All Defendants

84. Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

85. During the Class Period, World Health and the Individual Defendants carried out a plan, scheme and course of conduct which was intended to and, throughout the Class Period, did: (i) deceive the investing public, including Plaintiff and other Class members, as alleged herein; (ii) artificially inflate and maintain the market price for World Health’s securities; and (iii) cause Plaintiff and other Class members to purchase World Health’s securities at artificially inflated prices. In furtherance of this unlawful scheme, plan and course of conduct, Defendants, and each of them, took the actions set forth herein.

86. Defendants (a) employed devices, schemes, and artifices to defraud; (b) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading; and (c) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon the purchasers of the Company’s securities in an effort to maintain artificially high market prices for World Health’s securities in violation of Section 10(b) of the Exchange Act and Rule 10b-5. All Defendants are sued either as primary participants in the wrongful and illegal conduct charged herein and/or as controlling persons as alleged below.

87. World Health and the Individual Defendants, individually and in concert, directly and indirectly, by the use, means or instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to conceal adverse material information about the business, operations and future prospects of World Health as specified herein.

88. Defendants employed devices, schemes and artifices to defraud while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to assure investors of World Health’s value and performance and continued substantial growth. Defendants’ misconduct included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about World Health and its business operations and future prospects in the light of the circumstances under which they were made, not misleading, as set forth more particularly herein, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of the Company’s securities during the Class Period.

89. The Individual Defendants primary liability and controlling person liability arises from the following facts: (i) the Individual Defendants were high-level executives and/or directors, in name or in actuality, at the Company during the Class Period; (ii) the Individual Defendants were privy to and participated in the creation, development and reporting of the Company’s internal budgets, plans, projections and/or reports; and (iii) the Individual Defendants were aware of the Company’s dissemination of information to the investing public which they knew or recklessly disregarded was materially false and misleading.

90. The Individual Defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Defendants’ material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing the true value of inventory and receivables from the investing public and supporting the artificially inflated price of its securities. As demonstrated by Defendants’ overstatements and misstatements of the Company’s business, operations and earnings throughout the Class Period, Defendants, if they did not have actual knowledge of the misrepresentations and omissions alleged, were reckless in failing to obtain such knowledge by deliberately refraining from taking those steps necessary to discover whether those statements were false or misleading.

91. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market price of World Health’s securities was artificially inflated during the Class Period. Plaintiff and the other members of the Class were ignorant of the fact that market price of World Health’s publicly traded securities was artificially inflated during the Class Period. They relied, directly or indirectly, on the false and misleading statements made by Defendants, or upon the integrity of the market in which the securities trade, and/or on the absence of material adverse information that was known to or recklessly disregarded by Defendants but not disclosed in public statements by Defendants during the Class Period. As a result, Plaintiff and the other members of the Class acquired World Health securities during the Class Period at artificially high prices and were damaged thereby.

92. At the time of said misrepresentations and omissions, Plaintiff and other members of the Class were ignorant of their falsity, and believed them to be true. Had Plaintiff and the other members of the Class and the marketplace known of the true financial condition and business prospects of World Health, which were not disclosed by Defendants, Plaintiff and other members of the Class would not have purchased or otherwise acquired their World Health securities, or, if they had acquired such securities during the Class Period, they would not have done so at the artificially inflated prices which they paid.

93. By virtue of the foregoing, Defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder.

94. As a direct and proximate result of Defendants’ wrongful conduct, Plaintiff and the other members of the Class suffered damages in connection with their respective purchases and sales of the Company’s securities during the Class Period.

COUNT II

Violation of Section 20(a) of the Exchange Act

Against the Individual Defendants

95. Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

96. By reason of their status as officers, members of senior management and/or directors of World Health, the Individual Defendants were “controlling persons” of the Company within the meaning of Section 20 of the Exchange Act and had the power and influence to cause World Health to engage in the unlawful conduct complained of herein. Because of their positions of control, the Individual Defendants were able to and did, directly or indirectly, control the conduct of World Health’s business, the information contained in its filings with the SEC and public statements about its business. The Individual Defendants were provided with or had unlimited access to copies of the Company’s internal reports, and press releases and public filings alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. The Individual Defendants controlled World Health and all of its employees.

97. In particular, the Individual Defendants had direct involvement in the day-to-day operations of the Company and therefore are presumed to have had the power to control or influence the particular statements giving rise to the securities violations as alleged herein, and exercised the same.

98. As set forth above in Count I, the Individual Defendants violated Section 10(b) and Rule 10b-5 promulgated thereunder by its acts and omissions as alleged in this Complaint. By virtue of their positions as controlling persons of World Health, the Individual Defendants are liable for the Company’s violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated hereunder, as alleged in Count I, pursuant to Section 20(a) of the Exchange Act.

99. As a direct and proximate result of the Individual Defendants’ wrongful conduct, Plaintiff and other members of the Class suffered damages in connection with their purchases of World Health’s securities during the Class Period.

WHEREFORE, Plaintiff prays for relief and judgment, as follows:

A. Declaring this action to be a proper class action and certifying plaintiff as class representative under Rule 23 of the Federal Rules of Civil Procedure;

B. Awarding monetary damages against all Defendants, jointly and severally, in favor of plaintiff and the other members of the Class for all losses and damages suffered as a result of the wrongdoings alleged herein, together with interest thereon;

C. Awarding plaintiff the fees and expenses incurred in this action, including reasonable allowance of fees for Plaintiffs attorneys and experts; and

D. Granting Plaintiff and the other members of the Class such other and further relief as the Court may deem just and proper.

JURY DEMAND

Plaintiff hereby demands a trial by jury.

Dated: August 25, 2005		LAW OFFICE OF ALFRED G. YATES, JR., PC

	By:	/s/ Gerald L. Rutledge
Alfred G. Yates, Jr. (PA Id. No. 17419)
Gerald L. Rutledge (PA Id. No. 62027)
519 Allegheny Building
529 Forbes Avenue
Pittsburgh, Pennsylvania 15219
Tel: (412) 391-5164
Fax: (412) 471-1103

ABBEY GARDY, LLP
Mark C. Gardy 212 East 39th Street New York New York 10016 Tel: (212) 889-3700 Fax: (212) 684-5191

FARUQI & FARUQI LLP
Nadeem Faruqi 320 East 39th Street New York, New York 10016 Tel: (212) 983-9330 Fax: (212) 983-9331

Attorneys for Plaintiffs

CERTIFICATION OF LEAD PLAINTIFF

PURSUANT TO FEDERAL SECURITIES LAWS

I Richard Delio, declare as follows;

1.	I have reviewed a copy of the complaint filed in this action.

2.	I did not purchase the security that is the subject of this action [World Health Alternatives Inc. (NASDAQ:WHAI)] at the direction of counsel Abbey Gardy, LLP, or in order to participate in any private action arising under the Private Securities Litigation Reform Act (the “PSLRA”).

3.	I am willing to serve as a representative party on behalf of a class and will testify at deposition and trial, if necessary.

4.	My transactions in the security that is the subject of this litigation during the class period set forth in the complaint are as follows:

Security (Common Stock, ___ ___ Bonds)	Transaction (Purchase/Sale)	Quantity	Trade Date	Price Per Share/ Security
See Attached Chart

*	List additional transactions on a separate sheet of paper, if necessary. If the securities were purchased by joint owners, please provide the above information for the co-owner.

5.	I have not served as or sought to serve as a representative party on behalf of a class during the last three years, except as stated herein:

6.	I will not accept any payment for serving as a representative party, except to receive my pro rata share of any recovery or as ordered or approved by the court or any award to me by the Court of reasonable costs and expenses (including lost wages) directly relating to my representation of the class.

I declare under penalty of perjury that the foregoing is true and correct.

Dated: 8/25/05	Signed:	/s/ Richard S Delio

Print Name: Richard S Delio

08/16/2005	Sell	200.0000	WORLD HEALTH ALTERNATIVES INC.	$2.39000
08/16/2005	Sell	800.0000	WORLD HEALTH ALTERNATIVES INC.	$2.39000
08/16/2005	Sell	9000.0000	WORLD HEALTH ALTERNATIVES INC.	$2.39000
06/29/2005	Buy	2000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.53000
06/23/2005	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.40000
06/23/2005	Buy	2000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.40000
04/14/2005	Sell	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$2.51000
04/14/2005	Sell	3000.0000	WORLD HEALTH ALTERNATIVES INC.	$2.51000
04/05/2005	Buy	2000.0000	WORLD HEALTH ALTERNATIVES INC.	$2.77000
04/05/2005	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$2.79000
04/05/2005	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$2.79000
01/13/2005	Sell	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.50000
01/13/2005	Sell	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.50000
01/13/2005	Sell	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.50000
01/13/2005	Sell	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.50000
01/13/2005	Sell	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.50000
01/06/2005	Buy	2000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.70000
12/30/2004	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$4.10000
12/30/2004	Buy	500.0000	WORLD HEALTH ALTERNATIVES INC.	$4.11000
12/30/2004	Buy	500.0000	WORLD HEALTH ALTERNATIVES INC.	$4.11000
12/30/2004	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.90000
12/30/2004	Buy	3000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.90000
12/29/2004	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.80000
12/28/2004	Buy	1000.0000	WORLD HEALTH ALTERNATIVES INC.	$3.77000